Exhibit 23.3

DEGOLYER AND MACNAUGHTON
5001 SPRING VALLEY ROAD
SUITE 800 EAST
DALLAS, TEXAS 75244

December 9, 2020

Evolution Petroleum Corporation
1155 Dairy Ashford Road
Suite 425
Houston, Texas 77079

Ladies and Gentlemen:

As independent oil and gas consultants, we hereby consent to the use of the name DeGolyer and MacNaughton and to the incorporation by reference in the Registration Statement on the Form S-8 of Evolution Petroleum Corporation, and as referenced in the Annual Report on Form 10-K for the year ended June 30, 2020, of Evolution Petroleum Corporation, filed on September 10, 2020, of information from our report of third party dated August 10, 2020, and our reports entitled “Report as of June 30, 2018 on Reserves and Revenue of Certain Properties owned by Evolution Petroleum Corporation,” “Report as of June 30, 2019 on Reserves and Revenue of Certain Properties with interests attributable to Evolution Petroleum Corporation,” and “Report as of June 30, 2020 on Reserves and Revenue of Certain Properties with interests attributable to Evolution Petroleum Corporation” with respect to the reserves of Evolution Petroleum Corporation as of June 30, 2018, through June 30, 2020.

Very truly yours,
/s/ DeGolyer and MacNaughton
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716